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                                                                   EXHIBIT 10.18

                          BOSTON SCIENTIFIC CORPORATION
                          2000 LONG-TERM INCENTIVE PLAN

                                     FORM OF
                                    AMENDMENT

     Pursuant to Section 7 of the Boston Scientific Corporation 2000 Long-Term Incentive Plan (the "Plan"), Boston Scientific Corporation hereby amends the Plan effective for all Awards granted on or after October 30, 2001 as follows:

     1. Section 5(A) of the Plan is amended by adding the following language to the last sentence of this Section:

          "for all Awards granted on or after October 30, 2001, immediately upon the cessation of a Participant's employment or other service relationship with the Company and its Affiliates by reason of the Participant's Disability, or with respect to a Participant who is an employee or director of the Company or its Affiliates, by reason of such Participant's Retirement, all Stock Options, SARs and Restricted Stock Awards held by the Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to such Disability or, as applicable, Retirement, will become vested and, where exercisability is relevant, will remain exercisable until the expiration of the stated term of the Stock Option or SAR, unless otherwise determined by the Administrator at or after grant;"

     2. Section 5(B) of the Plan is amended by adding the following language after the last sentence of this Section:

          "for all Awards granted on or after October 30, 2001, all Stock Options, SARs and Restricted Stock Awards held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the Participant's death will become vested and, where exercisability is relevant, will remain exercisable until the expiration of the stated term of the Stock Option or SAR, unless otherwise determined by the Administrator on or after grant;"

     3. Section 5(C) of the Plan is amended by adding the following language after the last sentence of this Section:

          "for all Awards granted on or after October 30, 2001, except as provided in (D) below, all Stock Options, SARs and Restricted Stock Awards held by a Participant (or by a permitted transferee under Section 4.a.(4)) immediately prior to the cessation (other than by reason of death or Disability, or with respect to a Participant who is an employee or director of the Company or its Affiliates, Retirement) of the Participant's employment or other service relationship with the Company and its Affiliates, to the extent not vested shall terminate, and to the extent then exercisable, will remain exercisable for the lesser of twelve months or until the expiration of the stated term of the Stock Option or SAR unless otherwise determined by the Administrator at or after grant;"

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     4.   To correct a typographical error, the defined term "Retirement" is amended by deleting the definition in its entirety and replacing it with the following:

          "Unless the Administrator expressly provides otherwise, cessation of employment or other service relationship with the Company and its Affiliates if, as of the date of such cessation, (i) the Participant has attained age 50 or has accrued at least five years of service with the Company and its Affiliates, and (ii) the sum of the Participant's age and years of service as of such date equals or exceeds 62."

     IN WITNESS WHEREOF, Boston Scientific Corporation has caused this instrument to be signed in its name and on its behalf by its duly authorized officer this 30th day of October, 2001.

                                BOSTON SCIENTIFIC CORPORATION

                                By:
                                    --------------------------------------------
                                Name:  Paul W. Sandman
                                Title: Senior Vice President and General Counsel